EXHIBIT 3.7


DEAN HELLER                                                          Date Filed:
Secretary of State                                                    08/31/2005
204 North Carson Street, Suite 1                                     Dean Heller
Carson City, Nevada 89701-4299                                Secretary of State
(775) 684 5708
Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 and 78.390)


              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:

   SAFE TRAVEL CARE, INC.

2. The articles have been amended as follows (provide article numbers, if available):

   Article 4, as previously amended, is hereby further amended to read as follows:

   Capital Stock. The total number of shares which the Company shall be authorized to issue is 225,000,000, to consist of 200,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 25,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is ________

4. Effective date of filing (optional):______________________________________

                                       (must not be later than 90 days after
                                           the certificate is filed)

5. Officer Signature (required): /s/ Robert Schultz
                                     --------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.